UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AGREE REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AGREE REALTY CORPORATION

70 E. Long Lake Road
Bloomfield Hills, MI 48304

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 5, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Agree Realty Corporation (the “Company”), dated March 23, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, May 5, 2020 at 10:00 a.m. local time. This Notice of Change of Location is being filed with the Securities and Exchange Commission, and is being made available to stockholders via press release and by posting on the Company’s website, on or about April 24, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Agree Realty Announces Change to Virtual Format

for 2020 Annual Meeting of Stockholders due to Covid-19

Bloomfield Hills, MI, April 24, 2020 -- Agree Realty Corporation (NYSE: ADC) (the “Company”) today announced that, due to the ongoing COVID-19 pandemic and in order to protect the health and safety of employees, stockholders and the greater community, its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will change to a virtual-only format. The date and time of the Annual Meeting will not change, and the Annual Meeting will still be held at 10:00 a.m. local time on May 5, 2020. There is no change to the items of business to be addressed at the meeting, which are described in the Company’s proxy materials as previously distributed.

The Company urges stockholders to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the previously distributed proxy materials. The proxy card and voting instruction card included with the previously distributed proxy materials will not be updated to reflect the change in location of the meeting, but they may continue to be used to vote your shares on the proposals to be presented at the virtual Annual Meeting. Stockholders who have previously voted do not need to take any further action. Only stockholders with a valid 16-digit control number will be able to attend the Annual Meeting and vote electronically and submit questions electronically at the Annual Meeting.

Stockholders will not be able to attend the Annual Meeting in person. Instead, stockholders should follow the instructions provided in the proxy materials previously distributed. As described in the proxy materials, you are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof if you were a stockholder of record as of the close of business on March 6, 2020, the record date, or hold legal proxy for the meeting provided by your broker, bank or nominee. To access the Annual Meeting, visit www.virtualshareholdermeeting.com/ADC2020 and enter the 16-digit control number included on your notice, voting instruction form or proxy card (if you received a printed copy of the proxy materials). Stockholders will be able to vote electronically and submit questions electronically during the virtual Annual Meeting.

Participants will be able to log in 15 minutes prior to the start of the Annual Meeting. We encourage you to access the Annual Meeting in advance of the designated start time to ensure that you do not experience any technical difficulties.

About Agree Realty Corporation

Agree Realty Corporation is a publicly traded real estate investment trust primarily engaged in the acquisition and development of properties net leased to industry-leading retail tenants. As of March 31, 2020, the Company owned and operated a portfolio of 868 properties, located in 46 states and containing approximately 16.3 million square feet of gross leasable area. The common stock of Agree Realty Corporation is listed on the New York Stock Exchange under the symbol “ADC”. For additional information, please visit www.agreerealty.com.

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Contact:

Clay Thelen

Chief Financial Officer

Agree Realty Corporation

(248) 737-4190

By Order of the Board of
Directors

Clayton R. Thelen
Chief Financial Officer and Secretary

April 24, 2020

Bloomfield Hills, Michigan

The Annual Meeting will be held on Tuesday, May 5, 2020 at 10:00 a.m. local time at www.virtualshareholdermeeting.com/ADC2020.

The proxy materials are available at http://www.proxyvote.com.